Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Inseego Corp. on Form S-8 of our report dated February 21, 2024, with respect to our audits of the consolidated financial statements of Inseego Corp. as of December 31, 2023 and 2022 and for the years then ended appearing in the Annual Report on Form 10-K of Inseego Corp. filed on February 22, 2024.

/s/ Marcum llp

Marcum llp

Philadelphia, Pennsylvania

December 18, 2024